UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 16, 2017

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

BRITISH COLUMBIA, CANADA	001-34949	980597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 8.01. Other Events.

On October 16, 2017, the Registrant completed the sale of an initial tranche of 500,000 series A participating convertible preferred shares (the “Preferred Shares”), for an aggregate purchase price of $50.0 million (the “First Closing”), pursuant to a subscription agreement with Roivant Sciences Ltd. that was previously disclosed in the Current Report on Form 8-K filed on October 3, 2017.  Following the requisite approval of the shareholders of the Registrant and the satisfaction of a limited number of other conditions for the second closing, 664,000 Preferred Shares will be issued in exchange for an aggregate purchase price of $66.4 million (the “Second Closing”).

In connection with the First Closing, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Proxy Statement Information

IN CONNECTION WITH THE SECOND CLOSING IN THE TRANSACTION, ARBUTUS BIOPHARMA CORPORATION WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE  TRANSACTION.

A definitive proxy statement will be sent or made available to stockholders of Arbutus Biopharma Corporation seeking their approval of the Second Closing in the transaction as described above. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Arbutus Biopharma Corporation with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to Arbutus Biopharma Corporation may also be obtained free of charge by directing a request to Arbutus Biopharma Corporation, Investor Relations,  100 - 8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8, Telephone: 604.419.3200 or from Arbutus Biopharma Corporation’s website, www.arbutus.com.

Arbutus Biopharma Corporation, Roivant Sciences Ltd. and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Second Closing in the transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated October 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: October 16, 2017	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President and Chief Financial Officer